United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: May 13, 2003.

Commission File Number: 000-28429

GYK Ventures Inc.

(Exact name as specified in its company charter)

formerly

eWorld Travel Corp.

Nevada	68-0423301

(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

668 North Coast Highway #261, Laguna Beach CA	92651

(Address of principal executive offices)	(Zip Code)
(949) 487-7295 Extension 17
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

   Item 6. Changes of Registrant's Directors. Gerald Yakimishyn, formerly President and Director, has resigned in writing dated March 27, 2003. This written resignation was received by the Sole Remaining Director May 13, 2003.

Signatures

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated: May 14, 2003    GYK Ventures Inc.

/s/ J. Dan Sifford
J. Dan Sifford
Secretary / Director